EXHIBIT 32


In connection with this Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, (the "Report") of Global Beverage Solutions, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof, I, Jerry Pearring, the Chief Executive Officer, President and Chief Financial Officer of the Registrant, certify that

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

         2. The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.


November 18, 2008                                  /s/ Jerry Pearring
                                                   --------------------------
                                                   Jerry Pearring
                                                   Chief Executive Officer,
                                                   President and
                                                   Chief Financial Officer